Exhibit 99.1


Investor Contact: Nancy Christal          Media Contact: Fred McGrail
                  CVS Corporation                        CVS/pharmacy
                  914-722-4704                           401-765-1500 x 4630

    CVS CORPORATION ANNOUNCES PRICING OF $300 MILLION PRIVATE PLACEMENT

               WOONSOCKET, RI, February 8, 1999 -- CVS Corporation (NYSE:CVS) announced today that it privately placed $300 million of 5.50% notes due 2004,
with an original issue price of 99.632%.   Closing on the private placement is
expected to occur on or about February 11, 1999. The proceeds from the sale of the notes will be used to repay outstanding short-term commercial paper.

               The notes have not been registered under the Securities Act and may not be sold absent registration or an applicable exemption from registration requirements.